Exhibit 23.5

CONSENT OF ESTUDIO CERSOSIMO SRL

We hereby consent to the use of our name in the Registration Statement on Form F-1, as amended, of Camposol Holding PLC (the “Registration Statement”) and the references to and information contained in the Appraisal of lands property report dated February 26, 2020 prepared for Camposol Holding PLC, wherever appearing in the Registration Statement.

Dated: May 3, 2021

ESTUDIO CERSOSIMO SRL

By:	/s/HUGO CARLOS CERSOSIMO
Name:	HUGO CARLOS CERSOSIMO ROSSI
Title:	VALUATION MANAGER